Exhibit 10.39

Amendment Number 3 to the
OGE Energy Corp. Deferred Compensation Plan
(As Amended and Restated Effective January 1, 2005)

OGE Energy Corp., an Oklahoma corporation (the "Company"), by action of its Benefits Oversight Committee taken in accordance with the authority granted to it by Article X of the OGE Energy Corp. Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005), as heretofore amended (the "Plan"), hereby further amends the Plan in the following respects effective as of January 1, 2012:

1.     By inserting, immediately before the last paragraph of Section 5.3 of the Plan, a new paragraph to read as follows:

Notwithstanding any provision of the Plan, with respect to Matching Credits credited to a Participant's Account on or after January 1, 2012, as adjusted for assumed investment return, the Participant's vested percentage shall be determined in accordance with the following schedule:

Years of Service	Percentage of Matching Credits Vested
Less than 3	0%
3 or more	100%

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by a duly authorized officer on this 18th day of November, 2011.

OGE ENERGY CORP.

By: /s/ Stephen E. Merrill